Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Aethlon Medical Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share		457(o)	6,000,000	$2.00	$12,000,000.00	0.0001381	$1,657.20
Fees to be Paid	Equity	Common Stock Underlying Common Stock Warrants	(1)	Other	6,000,000	2.00	12,000,000.00	0.0001381	1,657.20
Fees to be Paid	Equity	Common Stock Underlying Pre-Funded Warrants	(2)	Other	6,000,000	0.0010	6,000.00	0.0001381	0.83
Fees to be Paid	Equity	Common Stock Underlying Placement Agent Warrants	(3)	Other	240,000	$2.00	$480,000.00	0.0001381	$66.29

Total Offering Amounts:							$24,486,000.00		3,381.52
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$3,381.52

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Offering Note(s)

(1)	Represents shares of common stock issuable upon exercise of the Common Stock Warrants. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. Pursuant to Rule 457(g) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share for Common Stock issuable upon the exercise of the Common Stock Warrants is $2.00, which is the exercise price for the Common Stock Warrants.
(2)	Represents shares of common stock issuable upon exercise of the Pre-Funded warrants. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. Pursuant to Rule 457(g) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share for Common Stock issuable upon the exercise of the Pre-Funded Warrants is $0.001, which is the exercise price for the Pre-Funded Warrants.
(3)	Represents shares of common stock issuable upon exercise of the Placement Agent Warrants. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. Pursuant to Rule 457(g) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share for Common Stock issuable upon the exercise of the Placement Agent Warrants is $2.00, which is the exercise price for the Placement Agent Warrants.